UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

(Amendment No.      )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

SEMLER SCIENTIFIC, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

SUPPLEMENT TO THE PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON

SEPTEMBER 5, 2025

This proxy statement supplement dated August 25, 2025 amends and supplements the definitive proxy statement on Schedule 14A, or the Proxy Statement, filed by Semler Scientific, Inc., or Semler Scientific, with the Securities and Exchange Commission, or SEC, on July 17, 2025, for Semler Scientific’s 2025 Annual Meeting of Stockholders, or the Annual Meeting. The Annual Meeting will be held virtually via live webcast at a unique link to be received after registering at https://web.viewproxy.com/Semler/2025. This supplement should be read in conjunction with the Proxy Statement. Other than as set forth below, no changes have been made to the Proxy Statement.

Adjournment

If there is no quorum, the chairman of the meeting may adjourn the annual meeting to another date. In addition, the chairman may adjourn the annual meeting, if necessary, to a later date or dates to permit further solicitation and votes of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the proposals described in the Proxy Statement. Our bylaws provide that any annual meeting of stockholders may be adjourned from time to time either by the chairperson of the meeting or by the vote of the holders of a majority of the voting power of the shares present in person, by remote communication, if applicable, or represented by proxy duly authorized at the meeting and entitled to vote thereon.

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